Exhibit 99.1

FINAL TRANSCRIPT
Thomson StreetEventsSM

STEC—Q4 2006 SimpleTech Earnings Conference Call Event Date/Time: Feb. 20. 2007 / 1:30PM PT

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

CORPORATE PARTICIPANTS

Mitch Gellman

SimpleTech, Inc.—Director of Investor Relations

Dan Moses

SimpleTech, Inc.—CFO and EVP

Manouch Moshayedi

SimpleTech, Inc.—Chairman and CEO

CONFERENCE CALL PARTICIPANTS

Tim Luke

Lehman Brothers—Analyst

Daniel Gelbtuch

CIBC World Markets—Analyst

Eric Gomberg

Thomas Weisel Partners—Analyst

Salomon Kamalodine

B. Riley & Company—Analyst

Betsy Van Hees

WR Hambrecht—Analyst

Kenneth Marcus

Analyst

Richard Shannon

Northland Securities—Analyst

Pranay Laharia

Deutsche Bank—Analyst

Pierre Maccagno

Needham & Company—Analyst

Gordon Johnson

Analyst

PRESENTATION

Operator

AT THIS TIME I WOULD LIKE TO WELCOME EVERYONE TO THE STEC QUARTER FOUR AND FULL YEAR 2006 EARNINGS CONFERENCE CALL. (OPERATOR INSTRUCTIONS). THANK YOU, MR. GELLMAN. YOU MAY BEGIN YOUR CONFERENCE.

Mitch Gellman —SimpleTech, Inc.—Director of Investor Relations

Thanks. Welcome, everyone. Thanks for joining us today for our fourth-quarter and full-year 2006 earnings conference call. With me today are Manouch Moshayedi, SimpleTech’s Chairman and CEO, and Dan Moses, SimpleTech’s — I’m sorry — STEC’s Chief Financial Officer and a Director of the Company as well. SimpleTech is in the process of changing its name to STEC, Inc., so we’ll get to know STEC.

Just taking a quick look at our upcoming conference calendar, presentations. On March 14th, management will be at the B. Riley annual investor conference in Las Vegas. The conference is March 13th and 14th, and we present on the 14th of March. And in mid-May we’ll be at Deutsche Bank’s 2007 technology conference in San Francisco. That’s a brief look at the upcoming quarter.

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Various comments about the Company’s future expectations, plans and prospects made during today’s earnings conference call, including the question-and-answer session, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are based on management’s current expectations. These forward-looking statements detail various significant risks and uncertainties that could cause actual results to (technical difficulty) from those expressed in such forward-looking statements. The risks and uncertainties are detailed under risk factors in filings with the Securities and Exchange Commission, made from time to time by us, including our annual report on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, including our earnings press release and related forms today. The filings are available under the category SEC filings in the investor section at our Web site, and that is STEC-Inc.com. Forward-looking statements in this teleconference are generally identified by words such as believes, anticipates, expects, intends, may, will, and other similar expressions. However, these words are not the only way we identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Listeners are cautioned not to place undue reliance on these forward-looking statements, which represent our views only as of today. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so if our estimates change, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Thank you again for joining us for this call, and now I would like to turn the call over to Dan Moses, our CFO.

Dan Moses —SimpleTech, Inc.—CFO and EVP

Thank you, Mitch, and welcome, everyone. In the fourth quarter of 2006 we continued to post significant improvement in overall revenue, gross profit margin, operating profit margin and earnings, driven primarily by strength in our OEM business.

Our three-year trend of substantial growth in our OEM flash product revenue continued in the fourth quarter of 2006, increasing 20% sequentially to $29.7 million, up from $24.8 million in the third quarter of 2006, and up from $10.9 million in the fourth quarter of 2005. Our OEM flash product revenue has grown from $22.6 million in 2004, to $37.6 million in 2005, to $91.7 million in 2006. The last three years are evidence of the trend that our OEM flash business has benefited from declining flash component prices. Such component price declines generally have the effect of lowering ASPs per megabyte, but this has been more than offset by the emergence of new opportunities for flash-based applications that previously may have been too expensive. Overall our OEM business increased from $128.3 million in 2005 to $215.8 million in 2006. As a result of a shift in OEM product mix towards higher-margin flash products, our OEM division gross profit margin expanded from 24.2% in 2005 to 31.7% in 2006.

As we discussed in our management conference call last week, we divested our consumer business on February 9, 2007 for $43 million in cash in a milestone transaction for the Company. As many of you know, in the last three years we have significantly expanded our engineering team, made significant investments in flash controller development, and grown our OEM sales and marketing infrastructure. These investments have enabled us to penetrate very profitable and fast-growing OEM markets that benefit from our customized flash memory and high-capacity DRAM solutions.

In 2006 our performance was vastly improved as a result of these investments. With the divestiture of our low-margin consumer business, we believe we are now in a most advantageous position, with our management team able to focus its attention, time and resources on one major operation, instead of being divided into two diverse directions. The cash generated from the divestiture, combined with our previous cash position, brings our cash balance close to $100 million, or nearly $2.00 per diluted share, and will further enable us to advance the Company’s investments in engineering, IP development and sales and marketing infrastructure, as well as consider potential strategic acquisitions of companies and technologies.

Now let’s walk through the Q4 2006 financial analysis. For the consolidated OEM and consumer businesses, our fourth quarter of 2006 revenues by product line were as follows. Non-stacked DRAM memory was $28.9 million, or 25% of total revenues. Flash memory was $40.5 million, or 36% of total revenues. Stacked DRAM memory was $29.1 million, or 25% of total revenues. And external storage drives and other were $15.8 million, or 14% of total revenue. International sales comprised 12% of our total revenue in the fourth quarter of 2006.

Average sale price decreased slightly to $45 per unit in the fourth quarter of 2006, compared to $47 per unit in the third quarter of 2006. Average shipment density for our memory products increased from 1.1 gigabytes in the third quarter of 2006 to 1.2 gigabytes in the fourth quarter of 2006. We shipped 2.6 million total units in the fourth quarter of 2006, compared to 2.0 million units in the prior quarter.

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Sales and marketing spending increased from $7.1 million in the third quarter of 2006 to $7.7 million in the fourth quarter of 2006, due to an increase in revenue. General and administrative spending increased to $3.1 million in the fourth quarter of 2006, from 3.0 million in the prior quarter. G&A expenses were reduced by $825,000 in the third quarter of 2006 and 1.0 million in the fourth quarter of 2006, due to the receipt of nonrecurring settlements related to DRAM class action litigation.

Research and development spending increased to $3.4 million in the fourth quarter of 2006, up from $2.5 million in the prior quarter, due primarily to an increase in payroll costs from our expanding global research and development efforts related to our OEM flash product line.

Capital expenditures were $2.3 million during the fourth quarter of 2006, and depreciation expense was approximately $900,000 during the quarter. In addition we wrote off approximately $1.3 million of impaired, prepaid consumer division branding program expenses, which were recorded as amortization expense and was a nonrecurring reduction of our overall gross profit margin in the fourth quarter.

The fourth quarter of 2006 will be the final quarter in which the Company will be reporting the consumer division results as part of our continuing consolidated operating results. In the first quarter of 2007 through the transaction close date, and for all historical comparative periods, the consumer division will be reported as a discontinued operation. Beginning in the second quarter of 2007, we will only report the operating results going forward for our OEM business.

We filed a form 8-K on February 12, 2007, as amended on February 15, 2007, and will file an additional Form 8-K later this afternoon, which will contain quarterly 2006 pro forma operating statements. These Form 8-Ks will show various period operating statements as if the divestiture of our consumer division had occurred at the beginning of each period that is presented. Please note that the pro forma statements do not include interest income that would have been generated from the sale proceeds.

In comparing the performance of our OEM business in 2006 versus the prior year, as illustrated in the Form 8-Ks, our OEM revenues grew 68%, from 128.3 million in 2005 to 215.8 million in 2006, including a 144% increase in OEM flash year-over-year, from $37.6 million to $91.7 million. OEM gross profit margin increased from 24.2% to 31.8%. OEM operating margin nearly — almost went up five times, from 2.5% to 14.6% during the two periods, and OEM net income increased from 4.1 million in 2005 to 21.2 million in 2006.

As we discussed in our conference call last week, one of our OEM DRAM customers is buying significantly less products from us in the first quarter of 2007 compared to the third and fourth quarters of 2006. We believe that purchases from this customer will increase in the second half of 2007.

We expect the number of applications using flash-based memory will continue to accelerate in 2007 and for many years to come. We are very confident with our competitive position in the market as a vertically integrated flash controller developer with extensive system-level design capabilities, a state-of-the-art manufacturing facility, and offering customers after-sale support. The OEM flash markets that we participate in are expected to grow from approximately a $200 million 2006 revenue market to over a $1 billion annual estimated revenue market in the next five years. We believe that we’re now in an ideal position to take advantage of this expected market growth.

We are projecting first quarter 2007 results to range from $43 million to $47 million, with gross profit margins of approximately 32 to 34%, with diluted EPS of $0.06 to $0.08. Our long-term operating targets are gross profit margins of 40% with operating margins of over 20%. While striving for these goals, we believe — or we hope to move out of a peer group — a peer group of contract manufacturers and distributors to a much more value-add company.

Thanks again for joining us today. This concludes our prepared remarks, and now Mitch, Manouch and I would like to take any questions you may have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). [GORDON JOHNSON].

Tim Luke —Lehman Brothers—Analyst

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

This is Tim at Lehman Brothers, Tim Luke. We were wondering if you could give some incremental color on some of the trends in terms of the first-half visibility, and how you perceived sort of inventory levels going forward. And congratulations on the execution of your divestiture.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

We think that the inventory buildups that we’ve seen at the end of last quarter will probably work themselves out by the end of the first or middle of second quarter of this year. And I think DRAM pricing at this point have stabilized at a low level, and they haven’t been going down for the past week. That could be — some of it could be the fact that it’s Chinese New Year right now, and there’s not really that much activity in the market on DRAM. So we think that the inventory situation will work itself out. I think our sales will resume again somewhere around the second half of the second quarter for the DRAM.

On the divestiture of our consumer division, obviously, we are extremely happy with divesting of the consumer division. Because going forward we are a pure play now in the OEM sector, and with huge margins that are associated with that. And the amount of value add that we bring to our customers on the OEM side is just — it is a great feeling to have OEM customers who appreciate the customization and the value add and engineering support that we bring to them. So, I think, going forward, the Company will do a lot better than in the past, based on the customer base and the amount of R&D that’s involved and all of the projects that we are involved in.

Tim Luke —Lehman Brothers—Analyst

How would you perceive, then, the sequential trends likely to be as you move towards the calendar second quarter for the year, and through the — what’s your sort of — how do you see the shape of the year sequentially?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

I think, because we have been qualifying our parts now in major OEMs over the past few years, but more significantly, since the fourth quarter of last year, we started qualifying our IOPS Zeus drives, which is the very high-end of the solid-state drives, into enterprise server markets, especially video on demand and video servers, Web servers and file server applications. And we are seeing good feedback from all of these types of customers about our product. And we hope that within the next six months or so, we will be qualified in some of these major customers, and they could start producing their products using our solid-state drives. So I think third and fourth quarter this year should be significantly better than the first half of this year.

Operator

DANIEL GELBTUCH.

Daniel Gelbtuch —CIBC World Markets—Analyst

Congratulations on an excellent quarter and execution of that, I guess, restructuring. With regard to the full year, any color on where we should be looking for EPS and revenues for the full year?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

We are hoping that we can get to the numbers that we’ve been talking about, and analysis have put out. I think the $0.60, $0.65 range is our target to hit this year. And we think that as we go through the quarters of the year, we will see more color on that. First quarter, obviously, we’re having problems getting to our target of $0.14, $0.15 for the first quarter because of one customer. But overall we are encouraged by the amount of qualifications that we are getting done during this quarter with some major customers on the solid-state drives and flash as a whole. And we think that the second half of this year should be significantly better to a point that we can reach numbers that analysts have got out. I think the numbers are between about $0.59 to about $0.64 out there.

Daniel Gelbtuch —CIBC World Markets—Analyst

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

So I guess the $0.59 or $0.60 to $0.65, is that predicated on revenues in excess of 200 million, or is (multiple speakers)

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

No; it’s just with higher-margin solid-state drives. We are still thinking that the $200 million to $220 million would be our target revenue for the year. And I think that our margins will go up as we move throughout the year as our solid-state drives will get qualified in more of these high-end applications.

Daniel Gelbtuch —CIBC World Markets—Analyst

Okay. As far as HP or, I guess, the big DRAM customer that — stacking customer that over-ordered, or has an inventory build here, you’re saying we should expect to receive resumption of orders in the second part, I guess, the May timeframe, May, June timeframe? So we should be (multiple speakers)

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

(multiple speakers) I think as a whole, our customers are working through some of the DRAM situations that they’ve had, overbuying in the past quarter. And that should work itself through within the next three to four months. We think that by the middle of the second quarter we should resume our normal pace of work with these customers.

Daniel Gelbtuch —CIBC World Markets—Analyst

So I guess the shortfall on EPS, or the range of EPS is due to that DRAM?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Basically, just that one customer. And this quarter has been a little bit more cyclical that we have — than we had expected. But I would say 90% of the shortfall is because of that one customer.

Daniel Gelbtuch —CIBC World Markets—Analyst

Just one more question. With regard to your lower-end industrial CF products, are you rolling out a new controller-based solution? And if so, what should that be doing? What should we be thinking about in terms of margins of that product?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

The margins — I think we can keep the margins of that product range quite stable. We do have a new and improved controller out for that sort of product right now, and it’s been out for about six months; has been qualified at most of our major customers. So the shipments of our new CF cards with the new controller are starting at this point. I think the margin will stay quite stable. This is basically using the newer flash that Samsung has out, so we’re trying to keep up with the technology that’s getting out there on the SLC flash side.

Daniel Gelbtuch —CIBC World Markets—Analyst

One last clarification. I know there’s been a lot of confusion about NAND pricing and what kind of impact it has on your business. Now that you’ve shed consumer, with NAND pricing going down, that is only a good thing for you guys, or does that still pose any risk for you?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

There is no inventory risk. At this point right now, we have built the Company in a manner where we have no inventory risk left, or extremely minimal inventory risk. We have no more price protection issues or rebate issues or things like that that you have to deal with on the consumer side. And on the OEM side, all of the products that we buy are basically sold before we buy our products. So it doesn’t have any problems — it doesn’t create any problems for us in terms of inventory.

However, when the price of flash drops, it might impact revenue. In the past two or three years we haven’t seen any sort of effect on price drops of flash. But it is possible; it is very possible that the revenue might get impacted if the price of flash goes down so much. In the past it hasn’t, and we’re not saying that it will. We think that we will continue to grow. The price of flash to dropping is an extremely positive thing for us, because it makes our product lines much more affordable for our OEM customers. We just have to ship a lot more of them when we are shipping to keep up with the revenue. And that is exactly what’s happening anyway. So the number of units that we are shipping are doubling every year as the price of flash goes down.

Operator

Eric Gomberg.

Eric Gomberg —Thomas Weisel Partners—Analyst

I may have missed it. What were the OEM flash margins in the fourth quarter?

Dan Moses —SimpleTech, Inc.—CFO and EVP

Give me a second to find it. I think it was pretty comparable to the normal. It was about 50.3%, which is pretty much what it’s been trending at the last three or four quarters.

Eric Gomberg —Thomas Weisel Partners—Analyst

You had a nice step-up in R&D in Q4, which I assume is consistent with the theme of being more value add, more comparable to semiconductor companies. How should we think about R&D in absolute dollars and as a percent of sales in ‘07 and, I guess, over time as well?

Dan Moses —SimpleTech, Inc.—CFO and EVP

A couple things happened in Q4 and continuing into this year. One, we did the acquisition of an engineering team in the UK, the company GNUTEK. So we have them on board that team. We also are starting to hire pretty aggressively engineers in Malaysia as well. So I think it’s probably not necessarily a percentage of sales that we’re targeting. But where we can add good groups of engineers that we think will make a significant difference down the road, we’re probably looking at adding typically maybe 150,000 to 200,000 additional expense every quarter. Manouch, would you agree?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

I think for the year, somewhere around between $12 million to $14 million for R&D is the target, unless we stumble upon a group of engineers that would be available. And we don’t hesitate when we do have those sort of opportunities. So at this point, we are forecasting between $12 million and $14 million for the year.

Eric Gomberg —Thomas Weisel Partners—Analyst

Wondering — on the flash OEM side, a lot of folks who, clearly, are behind you technology-wise at this point are making some noises about getting involved. Just what you’re thinking competitively. And also, with the 144% growth in the OEM flash segment last year, what do you think is a more realistic growth rate this year as a lot of large numbers start to catch up?

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Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

I think that we will grow with the markets. We are hoping that — the market right now is growing about 50% a year, the market that we are in. And we are hoping that our revenues will also grow 50% a year. The people who are making — there are a lot of people — as you said, everybody is excited about solid-state drives and everybody is excited about industrial applications of flash. However, there are quite a lot of things that happen in the middle of trying to get into accounts that people have not accounted for when they try to get into these things. You’ve been in this business for now somewhere around 10 years selling into industrial flash customers, and always some sort of an issue comes up every now and then. So the people who don’t have the (indiscernible) power as we do to be able to service the customers, I would just tell them good luck in this business. It’s a tough business. You have to be an owner of your own technology in order to try to get into it.

Eric Gomberg —Thomas Weisel Partners—Analyst

Okay. I guess just one last question. You talked about this a little bit last week. On the M&A front, with all the cash on the balance sheet now, just wondering maybe a checklist of top criteria that you’d be looking at in terms of expansion and making an acquisition, whether accretion, strategic fit, geography, additional business line. What things are you looking at? What’s most important maybe? How many things do you currently have your eyes on?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Just like always, we do have a group of people that concentrate on M&A at SimpleTech, and they were responsible for the divestiture of our consumer division and buyout of the three companies that we did in the past 18 months. But we’re basically looking at the same type of competitors, people who are trying to work in this type of a market. They’ve got some additional technology that we might need to step ahead of the competition even further. Or they’ve got — they’re entrenched into some type of customers that we are not in. So it doesn’t really matter which part of the world they’re in; I think we can manage our facilities, especially our R&D facilities, anywhere in the world. I think what matters is what is the expertise of the company that we are buying, and what adds the bottom line of STEC. So everything is open, and we are looking across many different types of companies and businesses and technologies for further growth.

Operator

Salomon Kamalodine.

Salomon Kamalodine —B. Riley & Company—Analyst

If we think about your industrial CompactFlash cards as sort of your base business in the OEM flash segment, what is the growth rate in that base business? And what kind of growth rate do you expect to see this calendar year outside of just the CompactFlash products?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

I think the 50% growth that we are seeing is across the board from CF cards to solid-state drives. So, on the CF cards we see that a lot of networking customers that we’ve had traditionally; they are growing the business; they’re going to higher-density cards, and the number of units are growing. And we’re penetrating more and more into their different business units. So our CF card business should be quite robust and should grow at the same rate as the market, which is about 50%.

At the same time on the solid-states, we are seeing quite a lot of customers being very interested in our solid-state drives, specifically on the SSD Zeus IOPS that we have offered people in January of this year. And we think that we will see about a 50% growth on that side also. So all in all, on the OEM flash business, we are very encouraged by the trends that we’re seeing, and we think that 50% growth this year will be possible.

Salomon Kamalodine —B. Riley & Company—Analyst

In the higher-end Zeus product line, what kind of expectations do you have for the Maracite product or the Zeus IOPS product? What kind of revenue and margin should we expect from that this year?

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

This year we started the year with a small order of $360,000. And we think that this year could top $5 million to $10 million in that product line. And this is a year that everybody is just experimenting with it. And with 2008, we think that is going to be a much better year for it. But even this year, which is the first year that we are actually introducing this into the market, should be a $5 million to $10 million year for us.

Salomon Kamalodine —B. Riley & Company—Analyst

Okay. Can you comment on your end market mix? Is networking still your largest end market?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Yes. Networking is the largest end market; still about 60% of our total business.

Salomon Kamalodine —B. Riley & Company—Analyst

And military is where the design activity you were talking about is strong? Is that —?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

We think that military last year was somewhere around, I would say, 15% of the business. It will continue to be 15% of the business, so it should grow at about 50% a year also.

Dan Moses —SimpleTech, Inc.—CFO and EVP

A couple other significant sectors that include casino gaming devices, voting machines and in-flight entertainment systems are also significant.

Salomon Kamalodine —B. Riley & Company—Analyst

Okay. A couple more quick questions. Can you just comment on the inventory level coming out of Q4 still at the level that we saw you guys at coming out of Q3. Can you just comment on the composition of that inventory, and if you expect that to come down significantly in Q1?

Dan Moses —SimpleTech, Inc.—CFO and EVP

Definitely the consumer inventory is not going to be there right at the end of Q1. So I think at the end of the year there was probably close to $30 million of consumer inventory. So immediately that’s off the books, as well as probably close to 30 million of AR as well. So the current assets will be much lower as we come out of Q1.

Salomon Kamalodine —B. Riley & Company—Analyst

And as it relates to HP, do you feel like the pushback was potentially driven by product transition issues in the low-end segment of HP’s product line, or was it really just them being overly aggressive with their inventory build?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

We can’t comment on that. We can just give you the messages that we have given you over and over again. That’s it. We don’t know what is inside of each of our competitors or our customers. I can’t tell you if it’s because of this reason or that reason. All we know is that we’ve been told that there is an over-inventory situation, and there is no need for buy-up of more products this quarter.

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Operator

Betsy Van Hees.

Betsy Van Hees —WR Hambrecht—Analyst

Congratulations on the divestiture of your consumer business. I had a couple questions. I was wondering if you could walk us through the qualification cycle for your customers on solid-state drives.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

What do you mean walk us through?

Betsy Van Hees —WR Hambrecht—Analyst

If you could give us a little more color in terms of the timing, in terms of how long qualification cycles take in terms of when we can expect to see revenue from these products?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

This is not something that is stationary, and we (indiscernible) market one point and we go forward. Solid-state drives has been a good business for us for a couple of years already. If you’re talking as long as much as just the Zeus IOPS product, that one the clock started somewhere around December of this year. And it always depends on what the customer needs. And if the customer — customer’s needs are satisfied with the original product that we send them, then everything could happen quite fast. If the customer needs us to tweak the product that we send them, it could be a little bit slower and it could take a lot longer. So I would say on average it could take between six months to 18 months, depending on the complexity of the product that the customer needs.

Betsy Van Hees —WR Hambrecht—Analyst

Thanks. Could you elaborate a little bit for us on what’s happening with trends in terms of industrial OEM flash customers with — in regards to CompactFlash versus SecureDigital flash? Are we starting to see more customers looking at SecureDigital, or is CompactFlash still going to be dominant through 2007 and 2008?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

The customers that we talk to, they’re not really interested in SecureDigital unless they are more of a consumer type of OEM, which is not the bulk of our customer base. The bulk of our customer base is networking and industrial customers, and they want to have a CF card. The reason why they want to have a CF card, they want to be able to go maximum density possible. And on an SD card you can’t go to a higher density than the CF card. So that’s why CF still is the number one product that we ship out to these type of customers.

Betsy Van Hees —WR Hambrecht—Analyst

I just had one more question. I was wondering if you could give us a little bit more color on the unit breakout between the OEM division and the consumer division.

Dan Moses —SimpleTech, Inc.—CFO and EVP

For Q4?

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Betsy Van Hees —WR Hambrecht—Analyst

YES.

Dan Moses —SimpleTech, Inc.—CFO and EVP

OKAY. SO, OEM WAS ABOUT 1.5 MILLION UNITS SHIPPED IN Q4, AND CONSUMER WAS ABOUT 1.1.

Operator

Kenneth Marcus.

Kenneth Marcus Analyst

Congratulations. Just sort of a multi-part question. Wanted to ask — if you could just explain what it is — how the cycle works in terms of your visibility into your customers’ needs on the DRAM side with your server customers. And if you could compare and contrast that with the networking side with your router-type customers, just to give an idea of how much leadtime do you have in terms of knowing what your customers’ needs might be.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

There’s quite a big difference. On the networking side, or on the flash side of things, and for customers who are non-server, non-server customers, we get about a six-month forecast. We get purchase orders somewhere around between 30 and 90 days in advance of shipment. So there is a very organized way that the forecast is done, the purchase orders are down and the shipments are done.

With server customers, or as a whole (technical difficulty) customers, it is not done quite that much. It’s basically based on — some of it is seasonal and based on forecast. That is not based on customers’ orders for them, but based on their gut feeling that this is how much they’re going to sell. So orders are coming in usually on a monthly basis. Forecasts are done on a monthly basis. So we have a very short period of time that you get a forecast from them and we get POs from them. For example, for server customers, our revenues jumped from, I think, $15 million in the third quarter to somewhere around $25 million in the fourth quarter, without really any major notice. So, revenues come very fast in that sort of a sector, and also it goes away very fast.

Kenneth Marcus Analyst

Got it. And then, just as far as for modeling purposes on our part, if we were modeling to a goal of whether it’s 200 or 225 million, whatever it is for this upcoming year, I guess we should be using something on the order of — well, I guess, historically it’s been 50 or 50-plus% gross margin for the OEM flash business. I guess now, I know what historically margins have been. whether it’s 12% or 20% gross margin for stacked or non-stacked DRAM. With respect to the one customer where you’ve changed the accounting, obviously, the level of revenues is going to go down dramatically. But that will now equate to what? Like a 60 — and this is rehashing a bit from your last conference call, I guess — but it’s going to equate to more like a 60% plus or minus kind of gross margin on a much lower revenue base? Is that correct?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

That’s true. The revenue base now is going only to take account what we build in-house. So let’s say for a $200 module, we will only record somewhere around $20 or $40 of the whole revenue. And from that point, we have about 60% margin takeaway, the material that we use. So that would be the trend. Obviously, the revenue on that front will be much smaller than (inaudible)

Kenneth Marcus Analyst

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Great. Last question and I’ll just get out of the way is — any change on the competitive front with respect to some of your lesser competitors being able to make any potential incursions down the road on the OEM flash side, particularly with respect to your networking customers? Is that just — how far — I guess how big a leadtime do you have in terms of your competitive advantage, in your opinion?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Every customer is quite different then another one. And depending on how serious the customer is about their own product line, they can use anybody and everybody. So we even are talking to customers who currently use off the shelf. They actually buy off-the-shelf products that comes in Best Buy or Circuit City or a retail shelf. So it all depends on the customer and whether or not they have felt in the past that they need something robust. And they have had failures in the field, and now they’ve gotten more serious about the flash usage. If the customer is educated, if the customer knows that they need a robust product, if the customer needs that they’re going to need continuous support on that product line, if the customer knows that for the next 10 years that they’re shipping the product they need the same exact product line to be shipped to them, there’s only one single company on the face of this planet that does this, and that’s us. The rest of the guys that are trying to do it, they can do it and they can get into some customers, but not all the customers.

Operator

Richard Shannon.

Richard Shannon —Northland Securities—Analyst

I guess the first question for Dan. If you could break down the first-quarter guidance for us a little bit in terms of the OpEx numbers specifically. He talked a little bit about R&D, but kind of wondering about the SG&A part.

Dan Moses —SimpleTech, Inc.—CFO and EVP

So, R&D came in — reiterate a little bit on that — came in at about 3.4 for Q4. Almost all of the R&D stays. And I think one of the things that will help you a little bit in modeling is we just filed an 8-K this afternoon that does give the pro forma kind of breakout OEM operating statements for each of the four quarters of ‘06. So that should, hopefully, help you in trending.

Sales and marketing and G&A, there are significant amounts of those expense groups that will be going with the consumer division. So I think maybe if I defer to the 8-K, that might be the best way instead of me just rehashing the breakdowns. But I think if you take a look at the 8-K you should be able to get a pretty good feel of how those expenses trend going forward. General and administrative should be pretty comparable to what we’ve seen before, once you factor in the DRAM litigation settlement that I talked about. And sales and marketing, typically there’s a combination of fixed and variable costs. So as we see, sales drop a little bit in Q1, they should come down somewhat significant amount. But I think looking at the trending is probably your best bet.

Richard Shannon —Northland Securities—Analyst

Just a quick follow-up here. You talked a little bit about R&D throughout 2007. I wonder if you could apply that thought process to what you’re thinking about for OpEx as well.

Dan Moses —SimpleTech, Inc.—CFO and EVP

Okay. I think just kind of generally speaking from kind of the base levels we’re at with G&A, I would think it’s going to be relatively flat throughout the year, maybe a little bit of 50,000 to 100,000 creep each quarter. As we start to build up our Malaysia facility presence, we’ll probably add some G&A there. Sales and marketing is going to be depending with sales, so there is definitely a fixed component and a variable component. So, kind of running off of the Q4 numbers based on the sales coming down, the sales and marketing costs should come down a bit. And then as we grow through the year, it should kind of tick up from there.

Richard Shannon —Northland Securities—Analyst

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Last quick question. Do you expect the flash revenues to grow in the first quarter sequentially?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

No. From fourth quarter to first quarter, the flash revenues will be maybe slightly down, but not too different than (inaudible). Is that right, Dan?

Dan Moses —SimpleTech, Inc.—CFO and EVP

That’s absolutely right. We’ve had significant growth sequentially for probably four or five straight quarters. Q4 was a huge jump from Q3, and I think we’re looking at flat in Q1 to slightly down. But a lot of activity in the qual cycle for kind of moving out through the year.

Richard Shannon —Northland Securities—Analyst

Is that the result of any particular customer or end market, or just general seasonality there?

Dan Moses —SimpleTech, Inc.—CFO and EVP

As far as the stabilization in Q1?

Richard Shannon —Northland Securities—Analyst

Correct.

Dan Moses —SimpleTech, Inc.—CFO and EVP

No. I think it’s just general seasonality. I think we’ve been going up — we’ve been significantly increasing it for so long that it’s just kind of hit a stable point in Q1. But we still see visibility in the pipeline that we expect it to grow through the year (multiple speakers) level.

Operator

Pranay Laharia.

Pranay Laharia —Deutsche Bank—Analyst

Manouch, a question for you. You gave a 50% growth target for your OEM flash business in 2007. Can you maybe give a worst-case and a best-case scenario on that?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Worst-case scenario — worst-case scenario we will grow maybe 30%. And on the upside we could grow 60 or 70%. So, I think 50% is the right number to shoot at, and I think it’s achievable. I think the market is growing at that same rate, and we should at a minimum stay stable.

Pranay Laharia —Deutsche Bank—Analyst

Excellent. Dan, can you talk about the OEM gross margins in the fourth quarter?

Dan Moses —SimpleTech, Inc.—CFO and EVP

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Sure. They were 33.9% overall for all the product lines mixed.

Pranay Laharia —Deutsche Bank—Analyst

It seems like maybe just slightly down in the first quarter. When it seems like your mix is getting better in the first quarter, with DRAM revenues down materially, it looks like, 1Q over 4Q, shall I then read into that your margins across both those categories will be down in q-on-q?

Dan Moses —SimpleTech, Inc.—CFO and EVP

Not necessarily. I think another factor you have to look at is the mix of the DRAM business. So I think the higher-margin DRAM business is probably down more, where the kind of lower-margin OEM DRAM business is still pretty strong. So it’s kind of a combination of factors. I wouldn’t say that at this point. I don’t have enough visibility into the quarter to say exactly what the final margins will be.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Also, Pranay, you’ve got to spread the cost of the manufacturing that we currently have — we’ve had in the fourth quarter over smaller revenue now that revenue on the stacking business has gone away. So, that has got a negative effect on our overall margins also. But as a whole, the margin that we’re getting today on the flash side is very stable at a 50% rate.

Pranay Laharia —Deutsche Bank—Analyst

A couple of housekeeping questions. What were the OEM DRAM revenues in the fourth quarter?

Dan Moses —SimpleTech, Inc.—CFO and EVP

Both stacked and non-stacked?

Pranay Laharia —Deutsche Bank—Analyst

Yes, combined.

Dan Moses —SimpleTech, Inc.—CFO and EVP

Combined was about 44 million.

Pranay Laharia —Deutsche Bank—Analyst

And the split also, please?

Dan Moses —SimpleTech, Inc.—CFO and EVP

The standard non-stacked was about 15.4, and stacked was about 28.4.

Pranay Laharia —Deutsche Bank—Analyst

Okay. Excellent. I know in the past you have talked about Cisco’s next-generation platforms in the future moving possibly to an embedded USB format. Can you talk about when you expect that transition to begin, what you think will be the pace of that transition, and also how you feel you’re doing on getting qualified on those new platforms?

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

At this point, I am not the right person to answer that question. That is a question to be asked by our — for our engineers and field application engineers. I’m not really sure exactly when that move is happening, and if it is happening in fact.

Operator

Pierre Maccagno.

Pierre Maccagno —Needham & Company—Analyst

Congratulations on the quarter. So going forward, do you expect any level of seasonality?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Going forward any level of seasonality. In the second, third and fourth quarter?

Pierre Maccagno —Needham & Company—Analyst

No, no. Just in general, on a stable business

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

It all depends what type of customers, obviously, we get. If the customers are more of the consumer OEMs, or if we get a significant customer that does operate in the consumer side, obviously, they have always got some sort of a seasonality associated with their type of products and revenues. At this point, we don’t expect that we’re going to have much of a seasonality on a go-forward basis now that the consumer business is gone.

Operator

Daniel Gelbtuch.

Daniel Gelbtuch —CIBC World Markets—Analyst

Just to go back to the question previously regarding gross margin. You mentioned something about fixed costs being spread out over a smaller — a smaller revenue base, which I guess is a double-edged sword in the sense that now that you have half the — roughly half the revenues, theoretically your gross margin goes down artificially. But as you grow, should we expect it to grow at — the gross margin will grow incrementally at the same rate?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

That’s true. First of all, most of our manufacturing facilities and operations were working on the OEM side all along. But when I talk about revenue going down and affecting gross margin, I’m talking about this one big customer going away for this quarter, and our operations will — staying the same as what they were in the fourth quarter, and therefore, affecting our gross profit margins. But it is absolutely true that as we grow throughout the quarters and throughout the year, we will see gross margins grow.

Daniel Gelbtuch —CIBC World Markets—Analyst

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

So, two things on that, just to drill down one more level. Number one, what — roughly, what are the fixed costs in the COGS for that — that has to be absorbed on a quarterly basis?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Dan, you have that number?

Dan Moses —SimpleTech, Inc.—CFO and EVP

Yes. We’re running — in the COGS there is about 1.5 million a quarter that was dedicated to doing final assembly and package and test for consumer. The balance of it is running at somewhere around kind of low 2 million a quarter. So it’s probably about 6 million to 6.5 million kind of run rate where we’re at right now, as far as all the manufacturing, testing, quality type of, purchasing type of expenses on the OEM side.

Daniel Gelbtuch —CIBC World Markets—Analyst

And we should also, I guess (indiscernible) the same time that the drop in gross margins is not an impact of ASPs declining at your customers or competition, or any type of [market-worrying] erosion?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

This is — people who talk about that just have no idea how this whole business is done. It has nothing to do with price of flash dropping. Our customers don’t come back every two minutes — this is not a retail type of customer — and ask for a rebate or a Sunday circular from us. These are customers who have built up their product lines and use our flash as the basis of their data storage. They’re not going to — they’re not going to come and negotiate with us every two minutes just to try to get another $0.05 down. So that whole analogy, that every time the price of flash comes down, there goes margins or there goes ASPs or things like that, that just is wrong.

Daniel Gelbtuch —CIBC World Markets—Analyst

On the contrary, it theoretically helps you.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

It does help us a lot, because we do get customers who come to us and say, okay, we need to get 128 gigabytes next year into our machines. Give us your — give us a forecast of we’re you’re going to be on pricing a year from now, two years from now. And based on that, we start doing business with those customers. (multiple speakers) dropping is a good thing for us across the board.

Operator

[Gordon Johnson].

Gordon Johnson Analyst

Just a quick follow-up, guys. Just looking to the second half of this year, I was just wondering if you could provide us with some insight into visibility you have on contracts, either that have currently been signed or that are currently pending, and potentially any backlog number, if you guys provide that.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

The backlogs that we have only go back somewhere around, depending on the customers, somewhere around 90 days. Forecast-wise, we do have pretty good forecasts that go up, all the way up to about six months. But we don’t sign contracts with customers and say, okay, sign it in blood that you’re going to buy $5 million from us. That’s not the way it happens. The way it happens is that we qualify a part into a certain application. And then once the customer has started shipping that application out to their customers, we start — they start integrating our products into them. So it all depends on our customer and their customer’s timeline of when they want to buy a certain product line using our technology that’s inside of it.

What we are seeing, we are very encouraged with the amount of qualifications that we’re doing and we have done in the past, specifically on the solid-state drives with [some] of our customers. Today we do have the best, the highest — highest products out there in terms of number of IOPS and throughput for certain customers. And therefore, we think that we are in the leading position in terms of getting those types of customers to come our way. Now, when those customers actually start shipping their product lines, we don’t know. But we think that by the second half of this year we should see some ramp in that sort of business for us.

Gordon Johnson Analyst

So is there —

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

[Does that answer] your question?

Gordon Johnson Analyst

Yes, definitely. So is there the potential that although you guys reiterated, I guess, full-year numbers pre the HP issue of, I think it was, $0.64, is there a potential that that’s maybe even conservative?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

I don’t know. I don’t know. Sitting here at this time, I don’t know if they’re conservative or not. It is not something that we can forecast this far in advance. We are going to shoot for those numbers and, just like last year, beat all of our numbers. Some of our business that we get is quite unpredictable. In the fourth quarter, somewhere around the December timeframe, we came in [up to even] our guidance, and we were wrong then. We beat that number even by 6 or 7%. And we beat the topline and the bottom-line of that number. So things will happen in our business that will add revenue and profits on an incremental basis. And we think that this year will not be a different year than last year. We are seeing quite a lot of movement in our OEM business, and we are very encouraged by what’s happening there.

Gordon Johnson Analyst

Lastly, looking to ‘08, should we expect you guys to realize any benefit from Malaysia regarding the tax rate? Should we kind of model that in, or should we expect that to kind of trickle in in ‘09?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Dan?

Dan Moses —SimpleTech, Inc.—CFO and EVP

I’m sorry; can you say again, Gordon?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

I don’t think 2008 is going to be a significant savings on the —

Dan Moses —SimpleTech, Inc.—CFO and EVP

The tax rate?

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

— on the tax rate.

Dan Moses —SimpleTech, Inc.—CFO and EVP

I think that possibly you’ll start to see it toward the very end of 2008, but it will be more of a 2009 phenomenon. I think you’ll see definitely a significant drop by the time we get to 2009.

Operator

At this time there are no further questions.

Mitch Gellman —SimpleTech, Inc.

Okay, everyone. Thank you for joining us.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Thank you very much, everyone, and we are hoping that this year will be as good as last year for us. Starting pretty slow at the beginning of the year, but we are encouraged by what’s happening in our OEM flash business this year. And we think by the third and fourth quarter of this year we’ll catch up. Thanks a lot. Talk to you later.

Manouch Moshayedi —SimpleTech, Inc.—Chairman and CEO

Thank you. This concludes today’s conference. You may now disconnect.

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FINAL TRANSCRIPT

Feb. 20. 2007 / 1:30PM PT, STEC - Q4 2006 SimpleTech Earnings Conference Call

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